UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2013 (February 20, 2013)

GASTAR EXPLORATION LTD.
(Exact Name of Registrant as Specified in its Charter)

Alberta, Canada	98-0570897
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1331 Lamar Street, Suite 650
Houston, Texas	77010
(Address of principal executive offices)	(ZIP Code)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 20, 2013, Gastar Exploration Ltd. (the “Company”) granted performance units to certain of its officers and employees, including a grant of 381,983 performance units to J. Russell Porter, the Company's President and Chief Executive Officer and a grant of 240,302 performance units to Michael A. Gerlich, the Company's Chief Financial Officer. These performance units were granted pursuant to the terms of a performance unit award agreement (the “Performance Unit Agreement”) and the Company's 2006 Long-Term Incentive Plan, as amended (the “LTIP”). Each grant of performance units entitles the holder to receive upon vesting a number of shares of the Company's common stock (or the cash value thereof), with vesting and the determination of the payout amount occurring annually over a three-year period commencing on January 30, 2013 based upon the changes in the Company's stock price compared to that of a peer index.

The foregoing description of the performance units does not purport to be complete and is qualified in its entirety by reference to the terms of the LTIP and Performance Unit Agreement. A copy the form of the Performance Unit Agreement is attached to this report as Exhibit 10.1 and is incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following is a list of exhibits furnished as part of this Form 8-K:

Exhibit No.        Description of Document

10.1	Form of Performance Unit Agreement under the Gastar Exploration Ltd. 2006 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2013	GASTAR EXPLORATION LTD.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.        Description of Document

10.1	Form of Performance Unit Agreement under the Gastar Exploration Ltd. 2006 Long-Term Incentive Plan.